As filed with the Securities and Exchange Commission December 22, 2022

Registration No. 33-23053

Registration No. 33-38030

Registration No. 33-65192

Registration No. 333-38865

Registration No. 333-66029

Registration No. 333-103245

Registration No. 333-114066

Registration No. 333-123675

Registration No. 333-123676

Registration No. 333-132054

Registration No. 333-152989

Registration No. 333-176620

Registration No. 333-186613

Registration No. 333-206395

Registration No. 333-209414

Registration No. 333-213319

Registration No. 333-227226

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 33-23053

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 33-38030

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-65192

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-38865

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-66029

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-103245

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-114066

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-123675

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-123676

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-132054

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-152989

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-176620

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-186613

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-206395

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-209414

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-213319

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-227226

UNDER

THE SECURITIES ACT OF 1933

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22 Cherry Hill Drive

Danvers, Massachusetts 01923

(503) 331-7270

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

ABIOMED, Inc. Incentive Stock Option Plan

ABIOMED, Inc. Non-Qualified Stock Option Plan

ABIOMED, Inc. 1992 Combination Stock Option Plan

ABIOMED, Inc. 1989 Non-Qualified Stock Option Plan for Non-Employee Directors

ABIOMED, Inc. 1988 Employee Stock Purchase Plan

ABIOMED, Inc. 1998 Equity Incentive Plan

ABIOMED, Inc. 2000 Stock Incentive Plan

Nonqualified Stock Option Granted by ABIOMED, Inc. to Michael R. Minogue Dated April 5, 2004

ABIOMED Retirement Savings Plan

ABIOMED, Inc. 2008 Stock Incentive Plan

ABIOMED, Inc. Amended and Restated 2008 Stock Incentive Plan

ABIOMED, Inc. Second Amended and Restated 2008 Stock Incentive Plan

ABIOMED, Inc. 2015 Omnibus Incentive Plan

ABIOMED, Inc. Fourth Amended and Restated 2008 Stock Incentive Plan

ABIOMED, Inc. Amended & Restated 2015 Omnibus Incentive Plan

ABIOMED, Inc. Second Amended & Restated 2015 Omnibus Incentive Plan

(Full Title of the Plans)

Michael R. Minogue

Chairman, President and Chief Executive Officer

ABIOMED, Inc.

22 Cherry Hill Drive

Danvers Massachusetts 01923

(Name and Address, including Zip Code, of Agent for Service)

with copies to:

Matthew G. Hurd Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-3122	Robert W. Downes Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4312

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) previously filed by ABIOMED, Inc., a Delaware Corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”):

•

Registration Statement on Form S-8 (File No. 33-23053), originally filed with the SEC on July 11, 1988, registering 700,000 shares of the Company’s common stock, par value $0.01 per share (“Shares”), issuable in connection with the Company’s Incentive Stock Option Plan, Non-Qualified Stock Option Plan and 1988 Employee Stock Purchase Plan, at a proposed maximum offering price per share of $9.125. (P)

•

Registration Statement on Form S-8 (File No. 33-38030), which incorporates by reference and serves as Post-Effective Amendment No.1 to Registration Statement No. 33-23053 on Form S-8, originally filed with the SEC on November 30, 1990, registering 350,000 Shares issuable in connection with the Company’s Incentive Stock Option Plan, Non-Qualified Stock Option Plan, 1989 Non-Qualified Stock Option Plan for Non-Employee Directors and 1988 Employee Stock Purchase Plan, at a proposed maximum offering price per share of $5.625. (P)

•

Registration Statement on Form S-8 (File No. 33-65192), which incorporates by reference and serves as Post-Effective Amendment No. 2 to Registration Statement No. 33-23053 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 33-38030 on Form S-8, originally filed with the SEC on June 28, 1993, registering 250,000 Shares issuable in connection with the Company’s 1992 Combination Stock Option Plan (formerly known as (1) the Incentive Stock Option Plan and (2) the Non-Qualified Stock Option Plan), at a proposed maximum offering price per share of $8.25. (P)

•

Registration Statement on Form S-8 (File No. 333-38865), originally filed with the SEC on October  28, 1997, registering (i) 1,850,000 preferred share purchase rights (“Rights”) issuable in connection with the Company’s 1992 Combination Stock Option Plan, 1989 Non-Qualified Stock Option Plan for Non-Employee Directors and 1988 Employee Stock Purchase Plan; (ii) 500,000 Shares issuable in connection with the Company’s 1992 Combination Stock Option Plan; and (iii) 50,000 Shares issuable in connection the Company’s 1989 Non-Qualified Stock Option Plan for Non-Employee Directors, at a proposed maximum offering price per share of $21.00.

•

Registration Statement on Form S-8 (File No. 333-66029), originally filed with the SEC on October  23, 1998, registering (i) 500,000 Rights issuable in connection with the Company’s 1998 Equity Incentive Plan and (ii) 500,000 Shares issuable in connection with the Company’s 1998 Equity Incentive Plan, at a proposed maximum offering price per share of $9.157.

•

Registration Statement on Form S-8 (File No. 333-103245), originally filed with the SEC on February 14, 2003, registering 1,400,000 Shares issuable in connection with the Company’s 2000 Stock Incentive Plan, at a proposed maximum offering price per share of $3.99.

•

Registration Statement on Form S-8 (File No. 333-114066), originally filed with the SEC on March 31, 2004, registering (i) 1,500,000 Shares issuable in connection with the Company’s 2000 Stock Incentive Plan and (ii) 300,000 Shares issuable in connection with the Company’s 1988 Employee Stock Purchase Plan, at a proposed maximum offering price per share of $7.96.

•

Registration Statement on Form S-8 (File No. 333-123675), originally filed with the SEC on March 30, 2005, registering a grant of 100,000 Shares issuable pursuant to Non-Qualified Stock Option granted by the Company to Michael R. Minogue, Chief Executive Officer and President, at a proposed maximum offering price per share of $9.05.

•

Registration Statement on Form S-8 (File No. 333-123676), originally filed with the SEC on March 30, 2005, registering 750,000 Shares under the Company’s Retirement Savings Plan, at a proposed maximum offering price per share of $10.29.

•

Registration Statement on Form S-8 (File No. 333-132054), originally filed with the SEC on February 27, 2006, registering 2,000,000 Shares issuable in connection with the Company’s 2000 Stock Incentive Plan, at a proposed maximum offering price per share of $10.63.

•

Registration Statement on Form S-8 (File No. 333-152989), originally filed with the SEC on August 13, 2008, registering 2,000,000 Shares issuable in connection with the Company’s 2008 Stock Incentive Plan, at a proposed maximum offering price per share of $19.08.

•

Registration Statement on Form S-8 (File No. 333-176620), originally filed with the SEC on September 1, 2011, registering 3,200,000 Shares issuable in connection with the Company’s Amended and Restated 2008 Stock Incentive Plan, at a proposed maximum offering price per share of $11.36.

•

Registration Statement on Form S-8 (File No. 333-186613), originally filed with the SEC on February 12, 2013, registering (i) 1,000,000 Shares issuable in connection with the Company’s Second Amended and Restated 2008 Stock Incentive Plan and (ii) 350,000 Shares issuable in connection with the Company’s 1988 Employee Stock Purchase Plan, at a proposed maximum offering price per share of $13.38.

•

Registration Statement on Form S-8 (File No. 333-206395), originally filed with the SEC on August 14, 2015, registering 2,000,000 Shares issuable in connection with the Company’s 2015 Omnibus Incentive Plan, at a proposed maximum offering price per share of $97.63.

•

Registration Statement on Form S-8 (File No. 333-209414), originally filed with the SEC on February 5 2016, registering 1,700,000 Shares issuable in connection with the Company’s Fourth Amended and Restated 2008 Stock Incentive Plan, at a proposed maximum offering price per share of $85.29.

•

Registration Statement on Form S-8 (File No. 333-213319), originally filed with the SEC on August 25, 2016, registering 1,260,000 Shares issuable in connection with the Company’s Amended & Restated 2015 Omnibus Incentive Plan, at a proposed maximum offering price per share of $119.48.

•

Registration Statement on Form S-8 (File No. 333-227226), originally filed with the SEC on September 7, 2018, registering 1,725,000 Shares issuable in connection with the Company’s Second Amended & Restated 2015 Omnibus Incentive Plan, at a proposed maximum offering price per share of $397.06.

This Post-Effective Amendment is being filed in connection with the closing on December 22, 2022 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 31, 2022 (the “Merger Agreement”), by and among Johnson & Johnson, a New Jersey corporation (“Parent”), Athos Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company. On December 22, 2022, pursuant to the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger and continuing as a wholly owned subsidiary of Parent.

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all such securities of the Company registered pursuant to the Registration Statements that remain unsold and any plan interests that are unissued as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danvers, Commonwealth of Massachusetts, on December 22, 2022. No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

ABIOMED, Inc.

By:	/s/ Andrew Greenfield
	Name:	Andrew Greenfield
	Title:	Executive Vice President, Chief Commercial Officer